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                                                                     EXHIBIT 4.6





                    UNIFIRST CORPORATION PROFIT SHARING PLAN


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                       Restated effective January 1, 1995
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                               TABLE OF CONTENTS



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
ARTICLE 1:  INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1  Restatement of plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2  Plan name.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.3  Type of plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.4  Rules of plan interpretation. . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2:  DEFINITIONS AND SERVICE RULES . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.1  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 Affiliated employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                 Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 Effective date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 Eligible employee class  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 Employer / participating employer  . . . . . . . . . . . . . . . . . . . . .    3
                 Employer stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Excess compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Family member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Highly compensated employee  . . . . . . . . . . . . . . . . . . . . . . . .    4
                 Key employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 Limitation year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 Net compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 Normal retirement age  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Permanent and total disability . . . . . . . . . . . . . . . . . . . . . . .    6
                 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Plan administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Plan year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Top-heavy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Trust fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6


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
                 Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 UniFirst . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 Valuation dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 Vested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 Year of service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.2  Special service rules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 Conversion to elapsed time method of determining service credit. . . . . . .    7
                          first day of employment . . . . . . . . . . . . . . . . . . . . . .    7
                          hour of service . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                          break in service  . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 Transition rule for determining years of service . . . . . . . . . . . . . .    8
                 Service with affiliated employers. . . . . . . . . . . . . . . . . . . . . .    9
                 Service while not a member of an eligible employee class . . . . . . . . . .    9
                 Effect of reaching normal retirement age . . . . . . . . . . . . . . . . . .    9
                 Leased employee service  . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE 3:   ELIGIBILITY TO PARTICIPATE . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.1  General service requirement to make 401(k) deposits.  . . . . . . . . . . . . .   10
         3.2  Special service requirements for additional employer contributions. . . . . . .   10

ARTICLE 4:  TYPES OF CONTRIBUTIONS AND REQUIRED LIMITS  . . . . . . . . . . . . . . . . . . .   11
         4.1  Sources of contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.2  Separate tax and contribution limits. . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 5:  CODE SECTION 401(k) DEPOSITS AND ADDITIONAL EMPLOYER CONTRIBUTIONS  . . . . . . .   13
         5.1  401(k) deposits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.2  Additional employer contributions: amount and allocation method.  . . . . . . .   14
                 Amount of additional employer contributions  . . . . . . . . . . . . . . . .   14
                 Eligibility for additional employer contributions and forfeitures  . . . . .   14
                 How employer contributions and forfeitures are allocated . . . . . . . . . .   14
                 Time to make employer contributions. . . . . . . . . . . . . . . . . . . . .   14
                 Characterization of employer contributions . . . . . . . . . . . . . . . . .   15

ARTICLE 6:   ACCOUNTING PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         6.1  Establishment of individual investment accounts.  . . . . . . . . . . . . . . .   15
         6.2  Types of accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         6.3  Rollover accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         6.4  Employee after-tax accounts.  . . . . . . . . . . . . . . . . . . . . . . . . .   18
         6.5  Loan accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


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
ARTICLE 7:   VESTING;  PAYMENT FROM PLAN ACCOUNTS . . . . . . . . . . . . . . . . . . . . . .   19
         7.1  Vesting rules for accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         7.2  Description of events which permit payments.  . . . . . . . . . . . . . . . . .   20
         7.3  Description of events which require payment.  . . . . . . . . . . . . . . . . .   20
         7.4  Distributions to older persons and beneficiaries. . . . . . . . . . . . . . . .   21
         7.5A  Payment options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         7.5B  Requirements if annuity is purchased.  . . . . . . . . . . . . . . . . . . . .   22
         7.6  Time of payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         7.7  Direct rollover rules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE 8:  LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         8.1  Loans to participants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE 9:   DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         9.1  Amount of benefit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         9.2  Selection of beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         9.3  Protection for spouse.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         9.4  Distribution if no current beneficiary form.  . . . . . . . . . . . . . . . . .   27

ARTICLE 10A:  NAMED FIDUCIARIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         10A.1  Identity of fiduciaries.  . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         10A.2  Responsibilities of employer as plan sponsor. . . . . . . . . . . . . . . . .   27
         10A.3  Responsibilities and authority of trustees. . . . . . . . . . . . . . . . . .   28
         10A.4  Trustees of the trustee-managed trust as plan administrator.  . . . . . . . .   28
         10A.5  Appointment of special investment co-trustees and investment managers . . . .   29
         10A.6  Responsibilities are not shared.  . . . . . . . . . . . . . . . . . . . . . .   30
         10A.7  Actions by the employer.  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10A.8  Allocation and delegation of responsibilities.  . . . . . . . . . . . . . . .   30
         10A.9  Advice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10A.10  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10A.11  Voting employer shares.  . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE 10B:  TRUST FUND PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10B.1  Standard of conduct.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10B.2  Permitted investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         10B.3  General powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         10B.4  Records and reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10B.5  Resignation and removal.  . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10B.6  Successor appointment.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         10B.8  Bonding.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35


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
         10B.9  Third parties protected.  . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         10B.10  Consultation with counsel. . . . . . . . . . . . . . . . . . . . . . . . . .   35
         10B.11  Special provisions when bank is co-trustee of the trustee-managed trust. . .   35

ARTICLE 11:  PLAN AMENDMENT, MERGER AND TERMINATION   . . . . . . . . . . . . . . . . . . . .   36
         11.1  Amendment of plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         11.2  Merger of plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         11.3  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         11.4  Effect of termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         11.5  Refund of Code Section 401(k) deposits on plan termination.  . . . . . . . . .   37

ARTICLE 12:   LIMITATION RULES UNDER THE CODE . . . . . . . . . . . . . . . . . . . . . . . .   37
         12.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         12.2  401(k) deposits: limits and refund procedures. . . . . . . . . . . . . . . . .   40
         12.3  401(m) deposits: limits and refund procedures. . . . . . . . . . . . . . . . .   41
         12.4  Code Section 415 limitations on annual additions.  . . . . . . . . . . . . . .   42

ARTICLE 13: TOP-HEAVY PLAN RULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         13.1  Applicability of article.  . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         13.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         13.3  Limit on compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         13.4  Minimum contribution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         13.5  Vesting in accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE 14:   MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         14.1  Nonalienation of benefits. . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         14.2  Payment to minors and incompetents.  . . . . . . . . . . . . . . . . . . . . .   46
         14.3  Current address of payee.  . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         14.4  Exclusive benefit of participants. . . . . . . . . . . . . . . . . . . . . . .   47
         14.5  Plan does not create extra employment rights.  . . . . . . . . . . . . . . . .   47
         14.6  Application of plan's terms. . . . . . . . . . . . . . . . . . . . . . . . . .   47
         14.7  Benefits not guaranteed. . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         14.8  Return of employer contributions.  . . . . . . . . . . . . . . . . . . . . . .   47
         14.9  Rules of construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         14.10  Text controls.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         14.11  Applicable state law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE 15:   CLAIMS PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         15.1  Claims review procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         15.2  Disputes over entitlement to benefits. . . . . . . . . . . . . . . . . . . . .   48


                    UniFirst Corporation Profit Sharing Plan

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
                    UNIFIRST CORPORATION PROFIT SHARING PLAN

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ARTICLE 1:  INTRODUCTION

1.1 RESTATEMENT OF PLAN. UniFirst Corporation sponsors a profit sharing plan for its eligible employees and for the eligible employees of its participating subsidiaries. The plan is restated into the form of this document: (1) to reflect certain administrative amendments, and (2) to set out rules under which participants will be provided the right to select among various investments designated by the trustees, including mutual funds and shares of UniFirst stock, and (3) to provide for institutional trusteeship of that portion of the trust fund which may be invested pursuant to participant direction.

1.2 PLAN NAME. The plan name continues to be the UNIFIRST CORPORATION PROFIT SHARING PLAN.

1.3 TYPE OF PLAN. The plan is a profit sharing plan with a compensation reduction feature under Section 401(k) of the Internal Revenue Code of 1986. The plan is also an "eligible individual account plan" as described in ERISA
Section 407(b)(3) which may invest in shares of employer stock. Participants may use the plan to defer compensation for retirement, subject to plan and Internal Revenue Code limits and the employer may also contribute additional amounts for the benefit of eligible participants. Participants are permitted to designate investments for a portion of their account balance under procedures intended to comply with Section 404(c) of ERISA.

1.4 RULES OF PLAN INTERPRETATION. If there should be any conflict or ambiguity, the plan is to be interpreted so that Internal Revenue Code and ERISA references have priority over all plan provisions. In all events, the plan must be interpreted to be consistent with the Internal Revenue Code and its rules for qualification.


ARTICLE 2:  DEFINITIONS AND SERVICE RULES

2.1 DEFINITIONS. Certain terms used in the plan are defined in this article. Other definitions appear in the text and the location of a definition is of no significance.

- -        Account is the bookkeeping entry maintained by the trustees to keep track of each participant's interest in the trust fund. Subaccounts may be maintained when appropriate. Accounting rules appear in
         Article 6.

- -        Affiliated employer means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the employer, any trade or


                    UniFirst Corporation Profit Sharing Plan business, whether or not incorporated, which is under common control (as defined in Code Section 414(c)) with the employer, any organization, whether or not incorporated, which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the employer, and any other entity required to be aggregated with the employer pursuant to regulations, when promulgated, under Code Section 414(o).

- -        Beneficiary means a person, class of persons or trust designated by a participant or by the terms of the plan to receive any amounts payable under the plan upon the death of a participant.

- -        Board means the board of directors of UniFirst or, when the context requires, the board of directors of an affiliated employer.

- -        Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute enacted in its place.

- -        Compensation of an employee for any plan year is:

         - his salary or hourly wages from a participating employer while a plan participant in an eligible employee class during such plan year, including overtime, bonuses, and commissions, and excluding compensation accrued but not paid during the plan year.

         - Compensation will be grossed up by the amount of compensation reduction elected by the participant under any Code Section 401(k) or Code Section 125 benefit plans of UniFirst or any participating employer (except that compensation may not be grossed up when determining the Code Section 415 limit on plan additions, which limit is described in Article 12).

         -       Compensation excludes:

                 - any payments to or benefits received under this or any other public or private employee benefit plan, and

                 -        amounts paid or reimbursed for moving expenses, and

                 - amounts realized from the exercise of any stock option, or when restricted stock or property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and

                 - any other amounts which are fringe benefits, whether or not taxable, such as group term life insurance, and


                    UniFirst Corporation Profit Sharing Plan

                 - compensation in excess of $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. For purposes of applying this limitation, the family unit of an employee who either is a 5% owner or is both a highly compensated employee and one of the ten most highly compensated employees will be treated as a single employee with one compensation. Except for the purpose of determining excess compensation, the annual compensation limit will be allocated among the members of the family unit prorata to actual compensation. For this purpose, a family unit is the employee who either is a 5% owner or is one of the ten most highly compensated employees, the employee s spouse, and the employee s lineal descendants who have not attained age 19 before the close of the year.

- -        Effective date  of this restated plan, unless a different date is specifically referenced, is January 1, 1995. The right of persons who have terminated employment before that date, or before the effective date of any amendment, are determined under the terms of the plan in effect at the time of employment termination.

- -        Eligible employee class is any position of employment with the employer except for employment while a member of a collective bargaining unit with which retirement benefits were the subject of good faith bargaining and with which participation in this plan was not agreed upon. In addition, no employee of an affiliated employer in the Commonwealth of Puerto Rico will be considered a member of an eligible employee class for purposes of electing compensation reduction under Code Section 401(k). Leased employees, if any, within the meaning of Code Section 414(n)(2) are not members of the eligible employee class.

- -        Employee means any person employed as a common law employee by the employer.

- -        Employer / participating employer means UniFirst and each other participating employer which adopts this plan for its employees with the consent of the board of directors of UniFirst. However, only UniFirst is considered to be the employer in any case in which this plan provides for the exercise of discretion in the appointment of a trustee or to the extent the plan permits or requires the exercise of sponsorship functions such as the amendment or termination of the plan.

- -        Employer stock means any qualifying employer securities, within the meaning of Code Section 4975(e)(8), of UniFirst or of an affiliated employer. For this plan, the term means either:

         - shares of voting common stock authorized for issuance by UniFirst or an affiliated employer which are readily tradable on an established securities market, or


                    UniFirst Corporation Profit Sharing Plan

         - if at any time there are no readily tradable securities, the term employer stock means securities as described in Code
                 Section 409(l)(2).

- -        ERISA means the Employee Retirement Income Security Act of 1974, as
         amended from time to time, or any successor statute enacted in its place.

- -        Excess compensation for any plan year means compensation in excess of
         85% of the FICA taxable wage base in effect at the beginning of the plan year.

- -        Family member is a spouse, lineal ascendant, lineal descendant, or a spouse of a lineal ascendant or descendant of any employee or former employee.

- -        Forfeitures are amounts which are not owed to a participant who terminates before he is fully vested under plan rules. Forfeited amounts are allocated to the accounts of other participants in the year of termination of employment, but will be restored to participants who return to work, as provided more full in Section 7.1.

- -        Highly compensated employee is an employee who performs service during the determination year and is described in at least one of the following groups:

         - The employee is a 5-percent owner as defined in Code Section 416(i)(1)(A)(iii) at any time during the look-back year or the determination year.

         - The employee receives compensation in excess of $75,000 (indexed in accordance with Code Section 415(d)) during the look-back year.

         - The employee receives compensation in excess of $50,000 (indexed in accordance with Code Section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year.

         - The employee is an officer, within the meaning of section 416(I), during the look-back year and receives compensation in excess of 50% of the dollar limitation in effect under Code
                 Section 415(b)(1)(A) for the calendar year in which the look-back year begins.

         - The employee is both (1) described in one of the first three paragraphs above when such paragraphs are modified to substitute the determination year for the look-back year, and
                 (2) one of the 100 employees who receive the most compensation from the employer during the determination year.

         For purposes of this definition of highly compensated employee, the following apply:


                    UniFirst Corporation Profit Sharing Plan

         - The determination year is the plan year for which the determination of who is highly compensated is being made.

         - The look-back year is the calendar year ending with or within the determination year.

         - The top-paid group consists of the top 20% of employees ranked on the basis of compensation received during the year. For purposed of determining the number of employees in the top-paid group, employees described in Code section 414(q)(8) and Q&A 9(b) of section 1.414(q)-1T of the regulations are excluded.

         - The number of officers is limited to 50 (or, if fewer, the greater of 3 employees or 10% of employees) excluding those employees who may be excluded in determining the top-paid group.

         -       When no officer has compensation in excess of 50% of the Code
                 Section 415(b)(1)(A) limit, the highest paid officer is treated as highly compensated.

         -       Compensation is compensation within the meaning of Code
                 Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

         -       Employers aggregated under Code Sections 414(b), (c), (m), or
                 (o) are treated as a single employer.

- -        Key employee is defined in Section 13.2.

- -        Limitation year  means, for purposes of determining maximum allocations and benefits under the limitation rules of Code Section 415, the calendar year.

- -        Net compensation means compensation reduced by the following amounts:

         -       any Code Section 401(k) deferrals elected by the participant,

         - any other form of compensation deferrals, such as through a Code Section 125 cafeteria plan or under a non- qualified compensation reduction agreement.

- -        Normal retirement age is age 60.  Participants are not required to retire on that date and will continue to participate if otherwise eligible under plan terms.


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                                       5

- -        Participant means an employee who has satisfied the eligibility standards to become a participant in the plan under Article 3. Where the context requires or permits, participant also refers to a person who was formerly an active participant in the plan and who retains the right to receive future vested payments. A person's status as a participant will end when he has received all benefits to which he is entitled under the plan.

- -        Permanent and total disability means the suffering of a disability which would be expected to be of permanent duration or to result in death and which incapacitates the employee from employment. Receipt of a Social Security disability award will be considered proof of permanent and total disability.

- -        Plan means the UniFirst Corporation Profit Sharing Plan, as set forth in this instrument and including any amendments that are subsequently adopted.

- -        Plan administrator is the named fiduciary under ERISA charged with the administration of the plan. The persons appointed to serve as trustees of the "trustee-managed" trust also serve as the plan administrator. The duties of those trustees in their role as plan administrator are referred to throughout this document and are set out in detail in Article 10A.

- -        Plan year means the 12-month period from January 1 through December 31.

- -        Top-heavy definitions, including top-heavy plan, key employee, permissive and required aggregation groups, etc. are of limited applicability, due to the unlikely possibility of the plan ever being characterized as top-heavy within the meaning of Code Section 416. The definitions appear in Article 13.

- -        Trust fund means the cash, mutual funds and other property, which may include employer stock, held by the trustees for plan purposes.

- -        Trust means the trust agreement or trust agreements in which the trust funds are invested. Effective January 1, 1995, there will be two trust agreements: the "participant-directed trust" which will be trusteed by Merrill Lynch Trust Co. of America or such other institution or individual as UniFirst designates and the "trustee-managed trust" which will be trusteed by John Bartlett and Ronald Croatti, or such other individuals or institution as UniFirst designates.

- -        Trustees means the persons or institutions named by the board as trustees or serving from time to time as the successor trustees of the trust fund.

- -        UniFirst means UniFirst Corporation, a corporation with its principal office in Wilmington, Massachusetts, and the sponsor of the plan.


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                                       6

- -        Valuation dates are the dates as of which income and losses, realized and unrealized, is allocated to plan accounts. Effective January 1, 1995, it is intended that each day will be a valuation date. The trustees may determine at any time, on a uniform basis, to limit the number of valuation dates, provided that the last day of a plan year will always be considered a valuation date.

- -        Vested means a non-forfeitable interest in an account, as discussed more fully in Article 7.

- -        Year of service is defined in Section 2.2.

2.2  SPECIAL SERVICE RULES.

- -        Conversion to elapsed time method of determining service credit.

         - Prior to January 1, 1995, the plan has determined years of service for vesting purposes based on a method which credited one year for each calendar year in which 1,000 or more hours of paid service was credited to the employee. After December 31, 1994, vesting service will be determined under the following "elapsed time" method as permitted in ERISA regulations. Hours will continue to be counted, however, to determine if an employee is entitled to share in employer contributions under Section 3.2.

                 For purposes of determining an employee's eligibility to participate in the plan or to determine the employee's nonforfeitable interest in his account balance derived from employer contributions, an employee will receive credit for the aggregate of all time period(s) commencing with the employee's first day of employment or reemployment and ending on the date a break in service begins. An employee will also receive credit for any period of severance of less than 12 consecutive months.

         -       For purposes of this section, the following definitions apply:

                 - The first day of employment or reemployment is the first day the employee performs an hour of service. For participants with one or more years of service as of December 31, 1994, the plan will refer to "deemed employment dates" under the following table in order that service credit not be diminished for any employee as of the effective date of this change.

                  - An hour of service shall mean each hour for which an employee is paid or entitled to payment for the performance of duties for the employer.


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                                       7

                 - A break in service is a period of severance of at least 12 consecutive months. A period of severance is a continuous period of time during which the employee is not employed by the employer. Such period begins on the date the employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the employee was otherwise first absent from service.

                          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the earlier of the employee's retirement, resignation or termination date or the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

- -        Transition rule for determining years of service.

         - It is intended that each employee as of December 31, 1994 will have a vesting percentage equal to the percentage earned under the document prior to this restatement. In order to measure years of service under the "elapsed time method" the following transition rule is adopted to determine the vesting commencement date for persons with one or more years of vesting service under the prior document. For those persons, measurement of elapsed time service will be deemed to commence as of the January 1 of the appropriate year under the following table:


  Years of service as of 12/31/94 under plan before      Elapsed time "deemed" vesting commencement date:
  this restatement:
  No years of service                                    Date of first hour of service, but not earlier than
                                                         January 1, 1994

  One year of service                                    January 1, 1994

  Two years of service                                   January 1, 1993
  Three years of service                                 January 1, 1992

  Four years of service                                  January 1, 1991

  Five or more years of service                          January 1, 1990


                    UniFirst Corporation Profit Sharing Plan

- -        Service with affiliated employers.

         - An employee's service with an affiliated employer will be counted as years of service for purposes of this plan, although participation is limited only to employees of the employer and to employees of any affiliated employer who adopts the plan.

         - Effective as of January 1, 1994 an employee's pre-acquisition service with an employer which has been acquired by UniFirst (whether a stock acquisition, merger or an acquisition of some or all of the employer's assets) will be credited for vesting and eligibility purposes.

         - Employees referred to in the previous sentence will be entitled to participate in the plan as early as the plan year of the acquisition based on the following rules:

                 - Taking pre-acquisition service into account, they would have qualified as participants as of the first day of the plan year or, for plan years starting after 1994, as of any day in the plan year.

                 - Taking preacquisition service into account, they would have been credited with at least 1,000 paid hours of service in the plan year and be employed (or have "employment-type" credit) at the last day of the plan year.

                 - Their share of employer contributions and forfeitures will only be based on compensation earned after the acquisition.

- -        Service while not a member of an eligible employee class.  An employee's service while not a member of an eligible employee class will be counted for purposes of determining eligibility to join the plan and for vesting credit. In any plan year in which the employee was partly in an ineligible employee class, all hours in the ineligible class, but not compensation earned while in that class, will be credited for the Section 3.2 requirement that an employee work for 1,000 hours to share in the Company contribution.

- -        Effect of reaching normal retirement age.  No employee is required to retire at his normal retirement age. A participant becomes fully vested in his plan accounts, regardless of his years of vesting service on reaching normal retirement age. In addition, in no event would payment of a vested account balance to a terminated employee who has requested payment be postponed more than 60 days following the later of the plan year of his normal retirement age or the plan year of his termination of employment.


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                                       9

- -        Leased employee service.  A leased employee within the meaning of
         Section 414(n)(2) of the Code will receive eligibility and vesting credit for service under this plan if he ever becomes eligible for participation due to his transfer of employment to an eligible employee class.


ARTICLE 3:   ELIGIBILITY TO PARTICIPATE

3.1  GENERAL SERVICE REQUIREMENT TO MAKE 401(K) DEPOSITS.

- -        All employees who were participants in the plan prior to January 1,
         1995 will continue to be eligible to make Code Section 401(k) deposits, through salary deferral elections, as of that effective date if they are members of an eligible employee class.

- -        Any other employee will be eligible to make Code Section 401(k)
         deposits, through salary deferral elections, on the day following 90 consecutive days of employment or, if later, on the first day in which he becomes a member of an eligible employee class.

- -        An employee in an eligible employee class who has not qualified under one of the previous two criteria will be eligible to make Code Section 401(k) deposits effective as of the January 1 or July 1 following completion of 1 year of service.

- -        A participant who returns to employment in an eligible employee class after leaving the class for any reason (including termination of employment) will resume active participation in the plan on the date of his return.

3.2 SPECIAL SERVICE REQUIREMENTS FOR ADDITIONAL EMPLOYER CONTRIBUTIONS. An employee is eligible to share in additional employer contributions and forfeitures if he is in an eligible employee class at any time during the plan year and:

- -        has completed at least one year of service under the elapsed time method described in Section 2.2 before the last day of the plan year;
         and

- -        has been paid for 1,000 or more hours of service in the plan year, except that effective as of January 1, 1994 this requirement need not be met if the participant's status as an active employee ended during the plan year due to retirement on or after normal retirement age, on account of permanent and total disability, or death; and

- -        is employed or has "employment-type credit" and is a member of an eligible employee class on the last day of such plan year, except that this requirement need not be met if the participant was


                    UniFirst Corporation Profit Sharing Plan a member of an eligible class and this status ended during the plan year due to retirement on or after normal retirement age, on account of permanent and total disability, or death.

         - Lump sum payments for accumulated vacation time will not extend the time of employment for purposes of this allocation requirement.

         - A commission sales employee is not considered to have "employment-type credit" after the last hour of service as an active employee, even if he is maintained on the payroll system as an active employee from the time of his termination of active employment through the end of the payroll period in which his last commission check is paid.

         - An employee is deemed to have "employment-type credit" on the last day of a plan year (for purposes of the above allocation requirement) if:

                 - he is absent while eligible for workmen's compensation payments; or

                 -        he is absent while on an approved leave of absence; or

                 - he is collecting termination or severance payments from the employer.


ARTICLE 4:  TYPES OF CONTRIBUTIONS AND REQUIRED LIMITS

4.1 SOURCES OF CONTRIBUTIONS. Contributions to the plan will be from the following sources:

- -        The employer,

          -      which will deposit amounts according to participants' Code
                 Section 401(k) compensation reduction elections; and

         - which may contribute additional amounts, if approved by its board, which amounts will be shared according to ratios based on compensation and excess compensation, as described in
                 Section 5.2; and

- -        Employees,

         - who were permitted prior to January 1, 1989 to make voluntary "after-tax" contributions under the plan. No further employee "after-tax" contributions are permitted due to complicated discrimination and tax-reporting rules in the Code that apply to such contributions. Amounts which have been contributed on or before that


                    UniFirst Corporation Profit Sharing Plan
                 date will continue to be administered under the terms of this plan. (Special rules which apply to employee "after- tax" contributions appear in Section 6.5).

         - who have worked with other employers and who may elect to transfer to the plan "rollover" amounts which they may have accumulated under the qualified plans of those other employers. (Special rules which apply to "rollover" contributions appear in Section 6.5.)

4.2 SEPARATE TAX AND CONTRIBUTION LIMITS. Employer contributions are subject to the following separate limits: 1 general deduction limit (which is based on all amounts contributed to the plan) and separate participant contribution limits. Voluntary employee contributions which were made after December 31, 1986 are also subject to participant contribution limits described in this restated plan. Contributions which exceed any of the limits will be refunded according to the appropriate refund provisions in Article 12 or Section 14.8

- -        EMPLOYER CONTRIBUTIONS ARE LIMITED TO THE GENERAL DEDUCTION
         LIMITATIONS FOR PROFIT SHARING PLANS UNDER CODE SECTION 404. In most cases, this means that the employer contributions -- both according to Code Section 401(k) elections and additional employer contributions -- may not exceed 15% of the compensation of all active participants during the plan year.

- -        PARTICIPANT ELECTION LIMITS UNDER CODE SECTION 401(K).  Effective for
         plan years after December 31, 1986, employer contributions on account of participants' Code Section 401(k) elections are limited to the smaller of the following amounts for any participant in a plan year:

         - $7,000 increased each year according to the Treasury department factor described in Section 12.1; and

         - if the participant is a highly compensated employee, the amount determined under the percentage tests described in
                 Section 12.2.

- -        VOLUNTARY EMPLOYEE CONTRIBUTION LIMITS UNDER CODE SECTION 401(M).
         Effective for plan years after December 31, 1986, employee voluntary "after-tax" contributions of highly compensated employees are limited under the percentage tests described in Section 12.3.

- -        PARTICIPANT OVERALL LIMIT FOR ALL EMPLOYER CONTRIBUTIONS AND EMPLOYEE
         VOLUNTARY "AFTER-TAX" CONTRIBUTIONS UNDER CODE SECTION 415.  Code
         Section 415 is incorporated by reference and the specific way it is to apply is described in Section 12.4. Code Section 415 limits a participant's share of employer contributions (whether due to a Code
         Section 401(k) election or due to an additional employer contribution), forfeitures, and voluntary "after-tax" contributions during a plan year. The limit, per participant, is generally the lesser of 25% of the participant's net


                    UniFirst Corporation Profit Sharing Plan compensation or a flat dollar amount, presently set by IRS at $30,000. The limits would be reduced if a participant also earned benefits under another Code-qualified plan of the employer or an affiliated employer.

- -        TOP-HEAVY RULE LIMITS FOR EMPLOYER CONTRIBUTIONS TO KEY EMPLOYEES
         UNDER CODE SECTION 416. It is highly unlikely that this plan would ever be considered top heavy under Code Section 416 (generally, if 60% or more of the account balances are accumulated by officers, major shareholders, and their family members). The specific rules, which relate to top-heavy plans are in Article 13.


ARTICLE 5:  CODE SECTION 401(K) DEPOSITS AND ADDITIONAL EMPLOYER CONTRIBUTIONS

5.1  401(K) DEPOSITS.

- -        Deposits are compensation reduction.  A participant may elect to give up part of his compensation in exchange for the employer contributing such amount to the plan on his behalf. This compensation reduction technique is meant to comply with Section 401(k) of the Code.

- -        Sign-up procedure for 401(k) deposits.  A participant who wants to reduce his compensation so that the employer may contribute on his behalf must notify the plan administrator before receiving payment. The participant will have the first opportunity to do this when he becomes eligible to participate in the plan. After that, a participant may make the election only as of such other dates during the plan year as the plan administrator permits. The plan administrator may require participants to give reasonable advance notice and may require use of a form designed for that purpose.

- -        Increasing and reducing 401(k) deposits.  A participant may increase or reduce the rate of his Code Section 401(k) compensation reduction. An increase in the rate will become effective at such date or dates during the plan year as the plan administrator determines. A decrease in the rate will become effective as soon as administratively possible.

- -        Collection procedures.  The employer will collect participants' Code
         Section 401(k) deposits through payroll deduction or other procedures established by the plan administrator. Participants are not permitted to pay such amounts directly. The employer will pay such 401(k) deposits to the trustees within a reasonably short time from collection.

- -        Plan administrator rules.  The plan administrator may establish such rules and procedures for Code Section 401(k) elections as deemed necessary for the efficient administration of the plan.


                    UniFirst Corporation Profit Sharing Plan

         The plan administrator's rules may provide for reducing or increasing the advance notice requirement in any case or class of cases.

5.2  ADDITIONAL EMPLOYER CONTRIBUTIONS: AMOUNT AND ALLOCATION METHOD.

- -        Amount of additional employer contributions.  For each plan year each participating employer in the plan will contribute the amount determined by its board of directors.

- -        Eligibility for additional employer contributions and forfeitures.
         Additional employer contributions and forfeitures will only be shared by participants who have satisfied the special service requirements described in Section 3.2.

- -        How employer contributions and forfeitures are allocated.   Employer
         contributions, along with any forfeitures for the year, will be allocated to each eligible participant according to the following 3 steps.

         - Step 1: According to the ratio of each eligible participant's excess compensation for the year, compared to the total of the excess compensation of all eligible participants until 5.4% of the total excess compensation of all eligible participants has been allocated, and subject further to the "equalization" rule described in Step 3, below.

         - Step 2: According to the ratio of each eligible participant's compensation for the year, compared to the compensation of all eligible participants for the year.

         - Step 3 "equalization" rule: To prevent over-contributions that would violate Code Section 401, contributions and forfeitures allocated under Step 1 may never exceed, when expressed as a percentage of the excess compensation of all eligible participants, the employer contributions and forfeitures allocated under Step 2 expressed as a percentage of the compensation of all eligible participants.

- -        Time to make employer contributions.  The employer will pay its contributions to the trustees no later than the due date, including extensions, for filing the corporate federal income tax return for such year.

- -        Characterization of employer contributions.  Employer contributions are considered to be contributions to a "profit sharing plan", although such contributions are not limited to current or accumulated profits. The employer may contribute to the plan even in years when it has losses.


                    UniFirst Corporation Profit Sharing Plan

ARTICLE 6:   ACCOUNTING PROCEDURES

6.1  ESTABLISHMENT OF INDIVIDUAL INVESTMENT ACCOUNTS.

- -        Prior to January 1, 1995, all plan funds were maintained as bookkeeping accounts without actual segregation of amounts in each participant's name within the Trust Fund. The allocation of participant 401(k) deposits, employer contributions and forfeitures, "after-tax" employee contributions, investment gains and losses, and accounting for withdrawals, loans, loan repayments, and rollovers was performed pursuant to accounting rules set forth in the plan prior to this restatement and separate account records were maintained for each type of account.

- -        Effective January 1, 1995, or as soon thereafter as administratively possible, each participant's account will be segregated as follows:

         - all amounts in his 401(k) deposit account, including all qualified non-elective contributions ("deemed" 401(k) deposits), all amounts in his "after-tax" employee contributions account, all amounts in his rollover account, and 1/2 of the amount in his employer contributions and forfeiture account will be allocated to individual "sub- accounts" in the name of each individual participant within the participant-directed trust fund, and

         - 1/2 of the amount in his employer contributions and forfeiture account will be allocated to individual "sub- accounts" in the name of each individual participant within the trustee-managed trust fund.

- -        Participant-directed trust.  The participant sub-accounts in the participant-directed trust fund will be invested exclusively in mutual funds designated by the plan administrator and in shares of employer stock.

         - It is intended that at least three mutual funds will be designated and that participants will be allowed to designate that all funds in their individual sub-accounts will be allocated among one or more of the available mutual funds and also used to purchase shares of employer stock.

         - Mutual funds and employer stock will be priced daily, in accordance with industry practice and, effective April 1, 1995, participants may change their investment mix on any business day on which trading is permitted by direct call to a toll-free number staffed by personnel employed by the sponsor of the mutual funds. Transactions will generally be processed based on closing prices posted following the telephone call and in accordance with rules of the sponsor of the mutual funds.


                    UniFirst Corporation Profit Sharing Plan

         - For the period from January 1, 1995 through March 31, 1995, the trustees of the trustee-managed trust will designate to the trustees of the participant-directed trust the investment allocation to apply uniformly to all participants and each sub-account in the participant-directed trust will be invested among the mutual funds in accordance with those directions. (Shares of employer stock will not be purchased by the participant-directed trust during this period.) In determining the appropriate investment mix for this interim period from January 1, 1995 through March 31, 1995, the trustees will be governed by the general principles of prudence and diversification required by ERISA and set out more fully in the trust provisions of this document.

         - The plan administrator may adopt rules which restrict the purchase and sale of employer stock by participants who are subject to Section 16 of the Securities Exchange Act of 1934, including a prohibition on sales or purchases of employer stock through toll-free telephone call and requirements that all such transactions be processed only at certain times in accordance with special rules of the plan administrator.

- -        Trustee-managed trust.

         - The participant sub-accounts in the trustee-managed trust fund may be invested in the mutual funds which are available for use in the participant-directed fund and also may be invested in shares of employer stock and in an additional diversified investment fund.

         - The diversified investment fund may include any of the permitted investments described in Section 10B.2. The diversified investment fund will be valued on a daily basis. To the extent that the diversified investment funds hold real estate or other assets for which appraisals are required, the daily valuations will refer to the most recent appraisal prices for those assets and appraisals will be required at least once each year as of December 31.

         - Effective January 1, 1995 and thereafter, the trustees of the trustee-managed trust will determine the appropriate investment mix for the participant sub-accounts in the trustee-managed trust fund. The trustee decision will apply uniformly to all participants although, in their discretion, they may designate different investment mixes for different classes of participants, such as participants who are nearing retirement age or participants who have retired and have elected installment payments. Based on uniform classes, the trustees of the managed trust may also permit transfer of sub-accounts under their management to the participant-directed trust, such as for retirees who have elected installment payments.


                    UniFirst Corporation Profit Sharing Plan

- -        Allocation of future employee 401(k) deposits, employer contributions and forfeitures. Unless the plan administrator determines otherwise, all such amounts will be allocated as follows:

         - all 401(k) deposits and 1/2 of employer contributions and forfeitures to the participant-directed trust, and

         - 1/2 of employer contributions and forfeitures to the trustee-managed trust.

6.2 TYPES OF ACCOUNTS. Appropriate record will be maintained of the participant sub-accounts in each of the two trust funds so that plan records will continue to reflect the amounts held in each participant's Code Section 401(k) deposit account, additional employer contribution and forfeiture account, employee after-tax contribution account (attributable to pre-January 1, 1989 contributions, if any), rollover account, (if any, pursuant to Section 6.3), and loan account, (if any, pursuant to Section 8.1) and any other category for which the plan administrator determine a separate account is necessary.

6.3  ROLLOVER ACCOUNTS.

- -        With the approval of the plan administrator, an employee may make a rollover to the plan or cause to be transferred to from a qualified trust, qualified annuity plan, individual retirement account or individual retirement annuity amounts which are qualifying rollover distributions as defined in the Code. Rollovers with respect to individually deducted IRA contributions and accumulated deductible employee contributions made under another plan will not be permitted.

- -        All rollovers will be transferred to the participant-directed trust and not to the trustee-managed trust.

- -        A direct transfer from another plan will not be accepted unless it is established to the satisfaction of the plan administrator that the transferred amount is exempt under from the joint and survivor annuity requirements of ERISA and that there are no benefit options applicable to the transferred amount which are not available benefit options under this plan.

- -        The employer, the plan administrator, and the trustees are not responsible for the tax consequences of any rollover.

- -        If an employee who is not yet a participant makes a rollover contribution, he will be considered to be a participant with respect to such contribution only. He will not be a participant for any other purpose of the plan until he completes the requirements for participation under Article 3.

- -        The plan administrator in its discretion may direct the return to the employee (or the retransfer to another trustee or custodian designated by the employee) of any rollover contribution to the


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
         extent the plan administrator determines that such return may be necessary to insure the continued qualification of this plan under
         Section 401(a) of the Code or that the holding of such rollover contribution would be administratively burdensome.

- -        An employee at all times has a 100% vested interest in his rollover account.

- -        An employee may not withdraw amounts from his rollover account  while employed. In all respects, rollover accounts will be administered in the same manner as accounts attributable to additional employer contributions. Loans are permitted from rollover accounts only to the extent permitted by plan rules for loans from other plan accounts.

6.4  EMPLOYEE AFTER-TAX ACCOUNTS.

- -        An employee at all times has a 100% vested interest in any account attributable to his own "after-tax" employee contributions (which are no longer permitted under the plan).

- -        An employee may withdraw amounts from his "after tax" account at any time, except that withdrawals during employment are limited to 1 per year and the minimum withdrawal is the lesser of $1,000 or the amount in the "after tax" account. Withdrawals from the account will be deemed to come out in the following order:

         -       return of after-tax contributions made before January 1, 1987;

         - return of interest attributable to after-tax contributions made before January 1, 1987;

         - prorata return of principal and interest attributable to contributions made after December 31, 1986, as required by Code Section 72.

6.5 LOAN ACCOUNTS. Prior to January 1, 1995, participant loans were treated as general investments of the plan and outstanding loan balances were liens against a participant's account balance. Effective January 1, 1995, or as soon thereafter as administratively practical, loan accounts will be established in the participant-directed trust for each participant who has borrowed from the plan in an amount equal to his outstanding loan balance. An equivalent amount will be deducted from amounts in his plan accounts in the self-directed trust. Thereafter, each loan account will reflect the experience attributable to its borrower, and funds received by any loan account will be transferred to the participant's other investment accounts in the participant-directed trust. Additional loan rules appear in Article 8.


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
ARTICLE 7:  VESTING;   PAYMENT FROM PLAN ACCOUNTS

7.1  VESTING RULES FOR ACCOUNTS.

- -        A participant has a fully vested interest at all times in his account attributable to his own 401(k) deposits, to his own "after-tax" employee contributions, if any, and to his rollover accounts, if any.

- -        A participant will continue to have a 100% fully vested interest in his employer contribution account that was funded with contributions that were treated as "deemed" 401(k) deposits under the qualified non-elective contributions" feature of the plan in effect before January 1, 1989.

- -        A participant will be vested in the balance of his employer contribution account according to the following schedule, and no participant's vested percentage as of the effective date will be less than his vested percentage on December 31, 1994:

                 Years of Vesting Service          Percent Vested
                 ------------------------          --------------
                          less than 5                      0%
                          5 or more                      100%

- -        In addition, a participant will be 100% vested in these
         employer-contributed accounts, regardless of his years of vesting service, if any of the following events occurs while he is actively employed by the employer or an affiliated employer: his attainment of normal retirement age, his death, or his permanent and total disability.

- -        Vesting in an account does not protect a participant from losses due to adverse investment experience. Vesting also does not permit a participant to withdraw his account balance, unless otherwise permitted.

- -        Non-vested amounts will be forfeited at the end of the plan year in which the participant terminates employment. Forfeitures will be allocated at that time as if they were additional employer contributions according to the procedure in Section 5.2.

- -        If a participant who has forfeited non-vested amounts returns to work with the employer or an affiliated employer before 5 consecutive breaks in service have occurred (or 6 consecutive breaks in service if absence occurred due to child birth or adoption, as provided more fully in Section 2.2) the employer will restore the forfeited amount to his account without adjustment for investment gain or loss.


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

- -        If distribution is made to an employee at a time when he is not fully vested and if he returns to service, the employee's vested interest at any time in his account will be an amount equal to the formula P(AB+D)-D where P is the vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the distribution made to the employee.

7.2 DESCRIPTION OF EVENTS WHICH PERMIT PAYMENTS. Payments from an account are allowed in any of the following circumstances:

- -        the participant has terminated employment, regardless of age, and has applied for payment; or

- -        the participant has applied for workmen's compensation or disability payments and has not performed services for 12 consecutive months and is not on the payroll of the employer or any affiliated employer; or

- -        the participant has applied for a loan under Article 8, and the trustees have agreed that loans will be generally available to participants who follow the loan procedures of that Article and that the loan would be permissible in the participant's case; or

- -        the participant has died, and the beneficiary has applied for payment.

7.3 DESCRIPTION OF EVENTS WHICH REQUIRE PAYMENT. Payments will be made without consent or cooperation of the payee in either of the following two cases:

- -        the participant has terminated employment or died and the total amount to which he is entitled before payments start is less than $3,500. In that event, the trustees may require the payment of this small benefit in order to save administrative expenses even if the participant or beneficiary has not applied for payment; or

- -        the payment is required by the minimum distribution rules described in
         Section 7.4; or

- -        the payment is required to a separated or divorced spouse or other
         "alternate payee" by the terms of a "qualified domestic relation order" described in Code Section 414(p).

7.4 DISTRIBUTIONS TO OLDER PERSONS AND BENEFICIARIES. Code Section 401(a)(9) requires that minimum amounts must be paid to participants who are older than age 70 1/2 and to beneficiaries within a reasonable period following death.

- -        Even if a participant is actively employed by the employer and does not want payments to start, payments must commence in the calendar year in which he reaches age 70 1/2, although payments for that year may be deferred until April 1 of the calendar year in which he reaches age 71 1/2.


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
         The minimum payment for a year is determined by dividing the account balance at the end of the previous plan year (increased by subsequent allocations of contributions and forfeitures attributable to that year) by the lesser of the following amounts:

         -       25, or

         - the joint life expectancy of the participant and his spouse (if married) or the life expectancy of the participant (if not married), determined

                 - as of the end of the plan year preceding the first required starting date for payments,

                 - for payments after the first required payment, by the expectancy determined with reference to birthday(s) occurring during the year in which the payment is required (and, if joint expectancies of a participant and spouse are used, disregarding the death of either one during the year, but not during subsequent years) and

                 - according to the IRS tables prescribed in regulations under Code Section 401(a)(9).

         If a participant dies, full amount of his account must be paid according to one of the following three methods:

         - if payments had started to the participant, the death benefit will be paid at least as rapidly as under the method that was in effect for the participant unless the beneficiary requests faster payment;

         - if payments had not started to the participant at the time of death, and if payments commence within 1 year of death, death benefits may be paid in installments over the lesser of 25 years or the beneficiary's life expectancy at the time payments commence;

         - if payments do not start within 1 year of death, all death benefits with respect to the participant must be paid within 5 years of the year of death.

- -        The minimum distribution rules of Code Section 401(a)(9) are adopted by reference. Payments must always be at least as large and as timely as required by the Code.

- -        For any participant who reached age 70  1/2 before January 1, 1988 and who was not a "5% owner" of the employer, as defined in Code Section 416(i)(1)(B)(i), or for any participant who


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
         made a timely election under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, payments need not commence until 60 days following the plan year in which occurs the earlier of the following events: termination of employment or the participant's application for payment, provided further that payments with respect to an election under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 must not be inconsistent with the terms of that election.

7.5A PAYMENT OPTIONS. A participant (or beneficiary) may elect payment in any of the following forms:

- -        A lump sum payment; or

- -        Installments up to a maximum of 25 years or such lesser time permitted by the minimum distribution rules in Code Section 401(a)(9). The administrator may limit installment payments to one per year and may require use of a method under which the installments are approximately equal; or

- -        A non-transferrable annuity from a life insurance company, but only if:

         -       the benefit is $5,000 or more; and

         - the participant has reached normal retirement age or has suffered permanent and total disability or has died; and

         - the spousal protection and other requirements of Section 7.5B are met.

7.5B REQUIREMENTS IF ANNUITY IS PURCHASED. If a participant elects an annuity, the following requirements must be met:

         - Spousal protection. If the participant is legally married at the time of payment, the annuity must be in the form of a joint and survivor annuity, meaning that payments must be for his lifetime with a 50% continuing pension after his death to his spouse for lifetime, if she survives him. However, a joint and survivor form of payment is not required if the spouse consents, in a notarized statement executed within 60 days of the purchase of the annuity, to payment in another form. The plan administrator will provide the spouse of any married participant who elects an annuity payment information about the effect of not receiving benefits in the form of a joint and survivor annuity and will provide such other information as may be reasonably requested by the spouse and the participant in making the decision.


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

         - Required payments. Any annuity must provide for payments which satisfy all minimum payment and distribution requirements of the Code.

7.6  TIME OF PAYMENTS.

- -        Payments will be made within approximately 180 days following the participant (or beneficiary) satisfying all of the conditions required by the plan for payment. The 180 day period may be extended by an additional 90 days if there is reasonable cause for administrative delay.

- -        In no event will payment to any person who applies for payment be delayed more than 60 days following the plan year in which occurs the later of:

         -       normal retirement age, or

         -       termination of employment.

7.7 DIRECT ROLLOVER RULES. Effective January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

- -        Definitions.

         - Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         - Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                 section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


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

         - Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's former spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         - Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


ARTICLE 8:  LOANS

8.1  LOANS TO PARTICIPANTS.

- -        Availability of loans.  A participant may apply for a loan from his account. In processing loan applications, the plan administrator will treat all participants on a reasonably equivalent basis under uniform, nondiscriminatory rules. In order to borrow, a participant must sign a promissory note and such other documentation as the plan administrator requires.


- -        Borrowing rules of the plan administrator.  The plan administrator sets the rules for borrowing from plan accounts and is allowed to change them from time to time. The borrowing rules may govern the procedures and cut-off dates for applying for loans and the terms of such loans, including

         - the number of loans that may be outstanding at any time to a participant (and as of January 1, 1995, no more than 2 loans are permitted to be outstanding at any one time)

         -       any restrictions on reborrowing not stated in this section,

         - the repayment schedule for loans or the method for determining the repayment schedule, and

         - the interest rate in effect from time to time for loans or the method of ascertaining such interest rate. For any loan after the execution date of this document, the interest rate will be a fixed rate during the life of the loan. The rate will be 1 and 1/2% over the prime rate of the Bank of Boston (or such other bank as the plan administrator may designate) as in effect on the first day of the calendar quarter in which the loan is made. Rates for new loans will be reestablished on the first business day of each quarter.


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

- -        Amount of loans.  To save administrative expense, loans for less than
         $1000 are not allowed. The maximum aggregate amount of all outstanding plan loans to a participant will be the smaller of the following amounts based on the account value at the immediately preceding valuation date:

         - the smaller of the amount in a participant's accounts in the participant-directed trust or 50% of the vested balance in all of the participant's accounts; or

         - $50,000 reduced by the greatest outstanding loan balance to the participant from the plan within the previous 12 months; or

         - the amount of loan which may be repaid through payroll deductions which do not exceed a reasonable percentage of the participant's compensation, as determined by the trustees.

- -        Maximum repayment period. For loans after January 1, 1995, the maximum term will be 4 and 1/2 years.

- -        Repayment.  The loan must be repaid under a method which provides for substantially level amortization with repayments not less frequently than quarterly. The plan administrator may require a participant to execute an agreement to repay the principal and interest of a loan through regular payroll deduction. The plan administrator may establish back-up repayment procedures for participants who do not make payroll deduction repayment. Any loan may be prepaid, in full, at any time without penalty.

- -        Security for repayment.  All loans will be accounted for with individual loan accounts as provided in Section 6.5 in the name of each borrower and secured by the vested amount in the participant's accounts. Any default in the repayment of principal or interest of any loan will reduce the amount available for distribution to the participant (or his spouse or other beneficiary). The plan administrator acting under its borrowing rules may require other security for repayment of a loan in any instance. A participant receiving a loan must execute such instruments as the plan administrator requests and must pay any fees required by the plan administrator.

- -        Action on default.  If a participant defaults on any payment of interest or principal or defaults upon any other obligation relating to such loan, the plan administrator may take any action which it determines necessary to protect the interests of the plan. Such actions may include commencing legal proceedings against the participant, or foreclosing on any security interest in the participant's account or other security given in connection with a loan.


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

- -        Default by active employee.  If the plan administrator determines that foreclosure on the account of an active employee would jeopardize the plan's Code qualification (due to the participant not being entitled to a distribution for any of the permissible reasons) the plan administrator may take any or all of the following actions as it deems appropriate:

         -       extend the maturity date of the loan;

         -       continue to charge interest on the loan;

         - report to the IRS that the participant must recognize taxable income in the amount of the unpaid loan and interest under the rules of Code Section 72.

- -        Payment if loan is outstanding.  The amount available for distribution to any participant (or his beneficiary) will be reduced to the extent of any unpaid principal and interest on any loan. In addition, the participant's note may be discharged, and the plan administrator will then report the amount of the discharged indebtedness as if it were a cash distribution taxable as income under the rules of Code Section
         72.


ARTICLE 9:   DEATH BENEFITS

9.1 AMOUNT OF BENEFIT. If a participant dies, the balance of his account will be paid to his beneficiary.

9.2 SELECTION OF BENEFICIARY. A participant may select one or more beneficiaries to receive his plan death benefit and may revoke or change the selection at any time. Secondary beneficiaries may be named in case of the death of a primary beneficiary. If the participant names two or more beneficiaries, distribution to them will be in the proportion chosen by the participant, or, if the participant has not chosen the share for each, in equal shares. The selection of the beneficiary and the proportion of each beneficiary's share must be in writing on such form as the plan administrator requires and will be effective upon filing with the plan administrator.

9.3 PROTECTION FOR SPOUSE. As required by ERISA, the beneficiary of a person who is married at the time of death must be his spouse, regardless of the designation on his beneficiary form. A beneficiary other than the spouse would be permissible only if the spouse has consented in writing to waive the legally-protected death benefit. Any spouse's waiver must be witnessed by a plan representative or a notary public. Spousal waivers are valid only with respect to primary and secondary beneficiaries named on the beneficiary form at the time of the waiver, unless the spouse clearly indicates in the waiver that a future waiver is not necessary if the participant changes his current selection.


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

9.4 DISTRIBUTION IF NO CURRENT BENEFICIARY FORM. If a beneficiary form does not indicate clearly and to the plan administrator's satisfaction who should receive some or all of the death benefit, the trustees will direct distribution in the following order of priorities: to the spouse, if living at his death, and otherwise equally to the participant's natural and adopted children (and the issue of any deceased child by right of representation), and otherwise to the participant's estate.


ARTICLE 10A:  NAMED FIDUCIARIES.

10A.1 IDENTITY OF FIDUCIARIES. The employer, the trustees of the trustee-managed trust and the trustees of the participant- directed trust will be the fiduciaries named in this plan with the power and responsibility to control and manage the plan and its assets. Any other person or company which handles plan assets or has the power to make decisions on matters of plan administration (such as any investment manager), will be a fiduciary, but only to the extent required by ERISA.

10A.2 RESPONSIBILITIES OF EMPLOYER AS PLAN SPONSOR. As the plan sponsor, the employer has the power and responsibility:

- -        to amend or terminate the plan;

- -        to cause the plan to be merged or consolidated with another plan;

- -        to appoint, remove and replace any fiduciary;

- -        to perform such additional duties as are imposed by the plan or by law.

The responsibilities and authority of the employer, in its role as plan sponsor, are set forth in further detail in the various articles of the plan.

10A.3 RESPONSIBILITIES AND AUTHORITY OF TRUSTEES. The trustees will manage and control the investment of plan assets in each of the trust funds, except to the extent that such responsibilities are specifically assigned to one or more investment managers. The responsibilities and authority of the trustees of the trustee-managed trust with respect to that trust are set forth in detail in
Article 10B. The responsibilities of the trustees of the participant-directed trust are set forth in a separate trust agreement.

10A.4  TRUSTEES OF THE TRUSTEE-MANAGED TRUST AS PLAN ADMINISTRATOR.

- -        Trustees charged with plan administration duties.  The trustees of the trustee-managed trust will have all powers and authority necessary or appropriate for the operation and administration of the plan. They will interpret and apply all plan provisions and may correct any defect, supply


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
         any omission, or reconcile any inconsistency or ambiguity in the manner they consider advisable. They will make all final determinations concerning eligibility, benefits and rights. All determinations and actions of the trustees will be conclusive and binding upon all persons, except as otherwise provided in the plan or by law. The trustees may revoke or modify a determination or action previously made in error.

- -        Reporting and disclosure duties of trustees of the trustee-managed trust. The plan administrator will prepare, file, submit, distribute or make available any plan descriptions, reports, statements, forms or other information to any government agency, employee, former employee, or beneficiary as may be required by ERISA or any other law.

- -        Employee records.  The employer will supply all employee records required to administer the plan, and the plan administrator may rely upon the accuracy of such information.

- -        Compensation and expense.  Each trustee of the trustee-managed trust
         (in his capacities as trustee and as plan administrator) will serve without compensation unless otherwise determined by the employer, provided that in no event will plan assets be used to compensate an employee for his services as a trustee. Unless paid by the employer, all reasonable expenses of administering the plan will be paid from the trust fund. These costs may include and are not limited to the fees of non-employee trustees and any investment advisor, the legal costs for maintaining the plan's qualified status under the Code to the extent permitted by ERISA, and the costs for any accountant's audit of plan assets. Such expenses may include the compensation of all persons employed or retained by the trustees of the trustee-managed trust, premiums for bonds and insurance protecting the plan or trust fund and required by law or deemed advisable by the trustees of the trustee-managed trust, and all other costs of plan administration.

- -        Decisions, rules, and regulations.  Any action or decision concurred in by a majority of the trustees of the trustee- managed trust, either at a meeting or by agreement without a formal meeting, will constitute an action or decision. If a majority of the trustees cannot agree on an issue, the trustees will immediately report the deadlock to the most senior executive officer of the employer who is not then serving as a trustee of the trustee-managed trust. That person will then serve as a special trustee for purposes of resolving the deadlocked issue only. No trustee may vote on any matter which relates exclusively to himself. The trustees of the trustee-managed trust may adopt and amend such rules for the conduct of their business and the administration of the plan as they deem advisable.

- -        Signature authority.  Any one trustee of the trustee-managed trust will have the authority to execute all instruments or memoranda necessary or appropriate to carry out the actions and decisions of the trustees and any person may rely upon any such instrument or memorandum.


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

10A.5  APPOINTMENT OF SPECIAL INVESTMENT CO-TRUSTEES AND INVESTMENT MANAGERS.

- -        Special investment co-trustee.  The employer or the trustees of the trustee-managed trust may appoint a bank or other institution with trustee powers to serve as special investment co-trustee with respect to all or part of the trust fund. No such special investment co-trustee will have the power or responsibility of the trustees as the plan administrator, and the duties and responsibilities will only be those set out in any separate trust document with such trustee.

- -        Investment manager.  The trustees of the trustee-managed trust may appoint in writing an investment manager or managers to manage the assets of the trust fund or a specified portion. They may remove any such investment manager at any time with or without cause. Any investment manager must either be registered as an investment adviser under the Investment Advisers Act of l940, be a bank, as defined in that Act, or be an insurance company qualified to perform investment management services under the laws of more than one state. The instrument or instruments appointing an investment manager and evidencing the investment manager's acceptance of such appointment, will contain an acknowledgment by the investment manager that it is a fiduciary with respect to the plan.

- -        Each fiduciary responsible for assets under its management.  The trustees and each special investment co-trustee and each investment manager will have sole responsibility for the investment of the portion of the trust fund under its or their respective management. Each special investment co-trustee or investment manager which does not have custody of the portion of the trust fund under its management will have the power to direct the trustees in the investment, reinvestment, sale, delivery or retention of any such property and in the exercise of the other powers of the trustees. The trustees will be solely a custodian of the portion of the trust fund under the management of a special investment co-trustee or an investment manager. The trustees will be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to the directions of an investment manager or special investment co-trustee, except to the extent required by ERISA, or to make any recommendations with respect to the disposition or continued retention of any such investment. The board, the employer and the trustees will not be liable for, nor obligated to inquire into, the acts or omissions of any special investment co-trustee or investment manager.

- -        If an investment manager or special investment co-trustee should resign or be removed the trustees will resume managing the assets of the trust fund formerly under the management of such manager or co-trustee unless and until another investment manager or co-trustee has been appointed with respect to such assets.


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

10A.6 RESPONSIBILITIES ARE NOT SHARED. Each named fiduciary will have only those responsibilities that are specifically assigned under this plan. No named fiduciary will be liable on account of the improper performance or nonperformance of responsibilities assigned to another named fiduciary.

10A.7 ACTIONS BY THE EMPLOYER. Wherever the plan specifies that the employer is required or permitted to take any action, such action will be taken by an officer pursuant to advance authorization or subsequent ratification by its board of directors or duly authorized committee.

10A.8 ALLOCATION AND DELEGATION OF RESPONSIBILITIES. The members of the board of directors of the employer and the trustees may allocate their responsibilities among themselves in any reasonable manner and may delegate any of their responsibilities to any other person or persons by so specifying in a written instrument. No trustee or director will be liable for the improper discharge or nonperformance of any responsibility so allocated or delegated to another person except to the extent liability is imposed by law.

10A.9 ADVICE. A named fiduciary may employ or retain such attorneys, accountants, investment advisors, appraisers, consultants, specialists and other persons or firms as he deems necessary or desirable to advise or assist him in the performance of his duties. Unless otherwise provided by law, the fiduciary will be fully protected for any action taken or omitted by him in reliance upon any such person or firm rendered within his area of expertise.

10A.10 INDEMNIFICATION. To the extent permitted by law and not prohibited by the employer's charter and by-laws, the employer does agree to indemnify and hold harmless every person serving as a fiduciary (whether a named fiduciary or otherwise), and the estate of such an individual if he is deceased, from and against all claims, loss, damages, liability, and reasonable costs and expenses, incurred in carrying out his fiduciary responsibilities, unless due to the bad faith or willful misconduct of such individual; provided that counsel fees and amounts paid in settlement must be approved by the employer and provided further that this section will not apply to any claim, loss, damages, liability, or costs and expenses which are covered by a liability insurance policy maintained by the employer, or by the plan or by an individual fiduciary. The preceding sentence will not apply to the trustees of the participant-directed trust, to a corporate trustee, an insurance company, an investment manager or outside service provider (or to an employee of any of the foregoing) unless the employer otherwise specifies in writing.

10A.11 VOTING EMPLOYER SHARES. The trustees of the trustee-managed trust are empowered to vote with respect to all shares of employer stock held in the trustee-managed trust and are also empowered to direct the trustees of the participant-directed trust the manner in which to vote all shares of employer stock which they hold. In their discretion, the trustees of the trustee-managed trust may establish procedures under which participants may be empowered to direct the manner in which employer securities held in their accounts be voted by the trustees. Any such procedures must be set forth in a written amendment to the plan.


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ARTICLE 10B:  TRUST FUND PROVISIONS

ALL REFERENCES TO TRUSTEES IN THIS ARTICLE 10B REFER TO THE TRUSTEES OF THE TRUSTEE-MANAGED TRUST. THE DUTIES AND POWERS OF THE TRUSTEES OF THE PARTICIPANT-DIRECTED TRUST ARE SET FORTH IN A SEPARATE TRUST AGREEMENT, WHICH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.

10B.1 STANDARD OF CONDUCT. The trustees will discharge their duties to the extent they are duties of a "fiduciary" as defined in ERISA:

- -        solely in the interest of the plan participants and their
         beneficiaries;

- -        for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying the reasonable expenses of administering the plan and trust fund;

- -        with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

- -        by diversifying the investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

- -        in accordance with the plan to the extent it is consistent with ERISA.

10B.2  PERMITTED INVESTMENTS.

- -        In general.  Subject to ERISA and the provisions of the plan, the trustees in their sole discretion may invest and reinvest those assets of the trust fund over which they have investment discretion without distinction between principal and income, in any types of property including, but not limited to common and preferred stocks, bonds, debentures, notes, mortgages, interests in realty, common, group or collective trust funds, shares in mutual funds and investment companies, repurchase agreements, bankers' acceptances, and other securities (including covered and non-covered puts and calls), certificates and evidences of indebtedness or ownership; insurance and annuity contracts; savings, notice or similar accounts maintained by a bank, or certificates of deposit or other savings instruments issued by a bank; and any loans or other investments required or permitted by law.


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- -        Investment in employer stock.

         - The trustees may invest assets of the plan in employer stock. The plan is an "eligible individual account plan" as defined in Section 407(b)(3) of ERISA permitted to acquire and hold employer securities without regard to the otherwise applicable percentage limitations on such investments in Section 407(a) of ERISA.

         - Party in interest transactions allowed. The trustees may purchase and dispose of employer securities from or to any person, including the employer or any other "party in interest" (as defined in ERISA) with respect to the plan, and may receive in kind contributions from the employer in the form of employer stock.

         - Any transaction involving employer stock between the plan and a "party in interest" with respect to the plan will be at a price no less favorable to the plan than the fair market value of the employer stock involved in such transaction.

10B.3 GENERAL POWERS. In addition to and not in limitation of the powers given by law and this plan, the trustees are authorized and empowered:

- -        to acquire property, whether by purchase, lease, subscription or otherwise, for such prices and upon such other terms as the trustees deem advisable;

- -        to sell, exchange, convey, transfer, grant options with respect to, or otherwise dispose of any real or personal property, at public or private sale, for such prices and on such terms as the trustees deem advisable;

- -        to hold any part of the trust fund in cash pending investment or distribution, without liability for interest on such cash balances; and the trustees may open and maintain checking or other bank accounts when necessary or convenient;

- -        to exercise any right, including the right to vote, personally or by general or special proxies or powers of attorney, or to tender or otherwise offer to sell or exchange, appurtenant to any securities (including shares of employer stock) or other property held in the trust;

- -        to borrow money in such amounts and upon such terms as they deem advisable; to issue promissory notes therefor, and to pledge all or part of the trust fund as security;

- -        to exercise or sell any conversion privileges, subscription rights or other rights or options and to make any payments incidental thereto;
         to oppose, consent to, or otherwise participate in, any reorganization, recapitalization or other changes affecting securities held in the trust fund, or any


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
         lease, mortgage or sale of the property of an organization whose securities are held in the trust fund; to deposit any securities or other property in a voting trust; to retain any property allotted to the trust fund in connection with any such reorganization or other changes; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the trust fund;

- -        to hold securities or other property in their name as trustees or in the name of one or more nominees or in bearer form, provided that the trustees' records will at all times show that any such property is part of the trust fund;

- -        to make, execute, acknowledge and deliver any instruments that may be necessary or appropriate to carry out their powers;

- -        to apply for, purchase, hold, transfer, pay premiums on, surrender, collect the proceeds of, and exercise all the rights, privileges and incidents of ownership of life insurance, retirement income, endowment and annuity contracts;

- -        to enforce, abstain from enforcing, settle, modify, compromise, submit to arbitration or abandon any rights, obligations, claims, debts or damages due or owing to or from the trust fund; in general to protect in any way the interests of the trust fund; to commence, defend or represent the trust fund in all suits and other legal or administrative proceedings; and to abandon any property;

- -        to acquire, hold, manage, operate, repair, develop, improve, alter, demolish, mortgage, grant options with respect to, lease for any term or terms of years, or otherwise deal with real property (if any) held in the trust fund, upon such terms and conditions as the trustees deem advisable;

- -        to collect and receive any money or other property due to the trust fund and to give full discharge and acquittance;

- -        to do all acts and things, although not specifically named, which they deem advisable to carry out the purposes of this agreement, including the authority to delegate to any person selected by them the power and duty to perform ministerial duties of the trustees.


         10B.4  RECORDS AND REPORTS.

- -        The trustees will keep complete and accurate records of their transactions. The trustees' accounts, books and records pertaining to the trust fund will be open to inspection and audit at all reasonable times by persons designated by the employer.


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- -        The trustees will from time to time make such other reports and furnish such other information concerning the trust fund to the employer as it may reasonably request; and the trustees will file with the proper persons or agencies such other reports or forms as they are required by law to file.

10B.5 RESIGNATION AND REMOVAL. The employer may remove any trustee at any time, with or without cause, by giving 30 days' advance notice in writing to the trustees. Any trustee may resign at any time by giving 30 days' advance notice in writing to the employer. By agreement between them, the employer and the trustees may waive such written notice or may cause a resignation or removal to become effective before the running of the notice period. A removal or resignation of a sole trustee (if only one trustee is serving at the time) will not be effective until a successor has been appointed and has accepted such appointment.

10B.6  SUCCESSOR APPOINTMENT.

- -        In the event of a vacancy in the office of trustee arising for any reason, the employer will appoint one or more successor trustees, although the employer may continue the trust with only one trustee. Upon accepting an appointment by filing a written notice of acceptance with the employer, a new or successor trustee will have the same powers, authority, duties and responsibilities as those conferred and imposed upon the trustees; all property of the trust fund will be assigned, transferred and paid over to the new or successor trustee or trustees together with copies of the records of the trust fund; and title to all property constituting the trust fund will vest in that person or jointly in those persons who from time to time are the trustee or trustees.

- -        The employer may change the number of trustees serving at any time by removal of any incumbent trustees or by appointment of one or more additional trustees, and the employer will notify every other trustee of any such change.

- -        Pending appointment of any successor trustee and acceptance of such appointment, the remaining trustee or trustees in office will continue in office and will have full authority and responsibility to act as the sole trustee or trustees hereunder.

- -        No trustee will be liable or responsible for anything done or omitted in the administration of the trust fund before he became a trustee or after he ceases to be a trustee.

10B.8 BONDING. The trustees and every other person who handles plan assets, will be bonded as and to the extent required by ERISA, and no other bond or security will be required of them for the faithful performance of their duties unless otherwise determined by the employer or the trustees.


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

10B.9 THIRD PARTIES PROTECTED. No person dealing with the trustees will be required to see to the proper application of any money paid or property delivered to the trustees, or to inquire into the authority of the trustees or the validity or propriety of any act or transaction.

10B.10 CONSULTATION WITH COUNSEL. The trustees may from time to time consult with legal counsel, who may but need not be counsel for the employer, and will be fully protected in relying upon the advice of such counsel with respect to legal matters arising in the administration of the trust fund.

10B.11 SPECIAL PROVISIONS WHEN BANK IS CO-TRUSTEE OF THE TRUSTEE-MANAGED TRUST. The following provisions will apply at any time that any trustee (including a special investment co-trustee under Section 10A.5) is a bank:

- -        Common trust funds permitted.  Subject to the other provisions of this agreement, the bank trustee may combine part or all of the trust fund for investment purposes with other funds held under pension or profit-sharing or other plans or trusts qualified within the meaning of Section 401(a) of the Internal Revenue Code, exempt from tax under
         Section 501(a) of said Code, and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in a group trust (and the provisions of any such group trust shall be deemed a part of this agreement with respect to any such investment or reinvestment).

- -        Bank's certificates permitted.  The bank trustee may maintain funds in checking, savings, notice or similar accounts, certificates of deposit or other savings instruments issued by it.

- -        Successors in merger continue in office.  Any corporation into which the bank trustee merges or with which it is consolidated or any corporation resulting from any merger or consolidation to which the bank trustee is a party, will succeed to the trusteeship without the execution or filing of any additional instrument or the performance of any further act.


ARTICLE 11:  PLAN AMENDMENT, MERGER AND TERMINATION

11.1  AMENDMENT OF PLAN.

- -        Employer may amend.  The employer may amend the plan without the consent of any person, subject to the participant safeguards below and without the signature of the trustees, except that no amendment which amends the provisions of Article 10 or which increases the duties or liabilities of any trustee will be allowed without the written consent of that trustee.

- -        Plan administrator may amend.  The plan administrator may amend the plan to provide that it remain in compliance with Code or ERISA provisions or to make other changes in plan design,


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         except that no amendment approved by the plan administrator will be valid if it creates a fixed obligation of the employer to contribute to the plan or if it significantly increases the responsibilities or liabilities of the employer.

- -        Participant safeguards.  No amendment will reduce any participant's vested account balance as of the date such amendment is adopted (or its effective date if later), and no change in the plan's vesting schedule will be effective with respect to any participant with 3 or more years of vesting service who elects to have his vested rights determined under the prior schedule. No amendment or action of any type will permit any part of the trust fund to revert to the employer or be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries except as otherwise provided in this plan.

11.2 MERGER OF PLANS. A merger or consolidation with, or transfer of assets or liabilities to, any other plan will be permitted only if the benefit each participant would receive if such plan were terminated immediately after the merger, consolidation or transfer is not less than the benefit he would have received if this plan had terminated immediately before the merger, consolidation or transfer.

11.3 TERMINATION. The employer has established the plan with the bona fide expectation and intention that it will be able to continue the plan and contributions to it indefinitely, but it will not be under any obligation or liability whatsoever to continue contributions or maintain the plan for any particular length of time. The employer in its discretion may discontinue contributions to the plan indefinitely or temporarily and the employer may terminate this plan at any time. There will be no liability to any participant, beneficiary or other person as a result of any such discontinuance or termination.

11.4 EFFECT OF TERMINATION. The employer's failure to make contributions in any year or years will not operate to terminate the plan in the absence of formal action by the employer to terminate the plan. However, upon complete discontinuance of contributions or upon termination or partial termination of the plan, the accounts of participants employed at any time during the plan year by the employer or an affiliated employer are fully vested. After termination of the plan, no employee will become a participant and no further 401(k) deposits or contributions will be made on behalf of participants. The trustees will continue to hold the assets of the trust fund for distribution as directed by the plan administrator.

11.5 REFUND OF CODE SECTION 401(K) DEPOSITS ON PLAN TERMINATION. Distribution of Code Section 401(k) deposits and earnings on those amounts will not be permitted after a plan termination if the employer or an affiliated employer maintains a successor plan unless any one of the following events has occurred:

- -        the participant has reached age 59 1/2;


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- -        the participant had died or is totally disabled;

- -        the participant has terminated employment and is not working for a company that would be an affiliated employer or a successor employer under regulations under Code Section 411;

- -        the employer has sold substantially all of the assets used in the trade or business in which the participant was employed to an entity that is not an affiliated employer.


ARTICLE 12:   LIMITATION RULES UNDER THE CODE

12.1 DEFINITIONS. The following definitions apply for purposes of the technical Code rules which limit contributions of all types to the plan.

- -        Adjustment factor means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.

- -        Allocable income and losses on 401(k) and 401(m) deposits which must be refunded due to failure to pass the discrimination tests described below are determined as follows. The income and loss from the valuation date preceding the deposit to the end of the plan year in which the deposit was made is multiplied by a fraction, the numerator of which is the excess deposit on behalf of the participant and the denominator of which is the sum of the participant's account balances attributable to such deposits on the preceding valuation date without regard to income or loss during the year. Income for the "gap period" from the end of the plan year to the first day of the month preceding the refund is determined by multiplying the above-determined income first by 10% and then by the number of full months in the "gap period" (counting the month in which payment was made as a full month if payment was made after the 15th of the month).

- -        Annual additions are, for purposes of Code Section 415 limitations, amounts allocated to a participant's account during the limitation year which are:

         -       employer contributions of any type,

         - employee after-tax contributions (which are no longer permitted in this plan) after December 31, 1988,

         -       forfeitures,


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         -       amounts described in Code Sections 415(l)(l) or 419(A)(d)(2).

- -        Average 401(k) percentage means the average (expressed as a percentage) of the individual 401(k) percentages of the eligible participants in a group.

- -        Average 401(m) percentage means the average (expressed as a percentage) of the individual 401(m) percentages of the eligible participants in a group.

- -        401(k) deposits are Code Section 401(k) contributions made to the plan during the plan year by the employer, at the election of a participant, in lieu of cash compensation.

- -        401(m) deposits are voluntary employee "after tax" contributions in plan years starting after December 31, 1986 and employer "matching" contributions made by the employer in a plan year due to the participant's having made Code Section 401(k) deposits or voluntary "after-tax" contributions during the year to this or any other plan of the employer or any affiliated employer. (Note: this reference to matching contributions is for Code compliance and does not imply that there are matching contributions in this plan.)

- -        Defined contribution dollar limitation means $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in
         Section 415(b)(1) of the Code as in effect for the limitation year.

- -        Eligible participant means,

         - for purposes of determining average 401(k) percentages, any employee of the employer who is otherwise authorized under the terms of the plan to have 401(k) deposits allocated to his account for the plan year, and

         - for purposes of determining average 401(m) percentages, any employee of the employer who is otherwise authorized under the terms of the plan to make voluntary "after tax" employee contributions or to have employer matching contributions allocated to his account for the plan year.

- -        Employee means employees of the employer and includes leased employees within the meaning of Section 411(n)(2) of the Code. However, if leased employees constitute less than twenty percent of the employer's non-highly compensated work force within the meaning of Section 411(n)(1)(C)(ii) of the Code, the term employee shall not include those leased employees covered by a plan described in Section
         411(n)(5) of the Code.

- -        Family member means an individual described in Section 411(q)(6)(B) of the Code.





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- -        Inactive participant means any employee or former employee who has ceased to be a participant and on whose behalf an account is maintained under the plan.

- -        Individual 401(k) percentage and individual 401(m) percentage mean, respectively, the ratio (expressed as a percentage) of 401(k) or 401(m) deposits on behalf of an eligible participant for the plan year to the eligible participant's compensation for the plan years.

         - The individual 401(k) and 401(m) percentages for any eligible participant who is a highly compensated employee for the plan year and who is eligible to have 401(k) or 401(m) deposits allocated to his account under two or more plans or arrangements described in Sections 401(k) and 401(m) of the Code that are maintained by the employer or an affiliated employer shall be determined as if all such 401(k) and 401(m) deposits were made under a single arrangement.

         - For purposes of determining the individual 401(k) and 401(m) percentages of a participant who is a highly compensated employee, the 401(k) and 401(m) deposits and compensation of such participant shall include the 401(k) and 401(m) deposits and compensation of family members, and such family members shall be disregarded in determining the 401(k) and 401(m) percentages for participants who are non-highly compensated employees.

- -        Non-highly compensated employee means an employee of the employer who is neither a highly compensated employee nor a family member.

- -        Participant means any employee of the employer who has met the eligibility and participation requirements of the plan as an active employee at any time during the plan year, regardless of his employment status at the end of the plan year.

12.2  401(K) DEPOSITS: LIMITS AND REFUND PROCEDURES.

- -        Limits.  The determination and treatment of the 401(k) deposits and individual and average 401(k) percentages of any participant or group of participants shall satisfy the following two tests and such other requirements as may be prescribed by the Secretary of the Treasury.

         - TEST 1: Maximum dollar amount for 401(k) deposits. For plan years starting after 1986, no employee is permitted to have 401(k) deposits made under this plan during any calendar year in excess of $7000 multiplied by the adjustment factor as provided by the Secretary of the Treasury.


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         -       TEST 2:  401(k) percentage tests.  The average 401(k)
                 percentage for eligible participants who are highly compensated employees for the plan year must be equal to or less than one of the following:

                 - the average 401(k) percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 1.25; or

                 - the average 401(k) percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 2, provided that the average 401(k) percentage for eligible participants who are highly compensated employees does not exceed the average 401(k) percentage for eligible participants who are non-highly compensated employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any highly compensated employee.

- -        The amount of excess contributions for a highly compensated employee will be determined in the following manner. First, the actual deferral ratio (ADR) of the highly compensated employee with the highest ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the highly compensated employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The amount of excess contributions for a highly compensated employee is then equal to the total of elective an other contributions taken into account for the ADP test minus the product of the employee's reduced deferral ratio as determined above and the employee's compensation.

- -        For a highly compensated employee whose ADR is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows: The ADR is reduced in accordance with the "leveling" method described in section 1.401(k)-1(f)(2) of the regulations and the excess contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

- -        Refunds of excess 401(k) deposits which exceed the adjusted $7,000 limit.

         - A participant whose 401(k) deposits, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceed the $7,000 (as adjusted) limit imposed on the participant by Code Section 402(g) must submit a claim for refund to the trustees no later than March 1 following the calendar year of the 401(k) deposit. The claim must be accompanied by the participant's written statement specifying the amount of refund and certifying that if such amounts are not distributed that he will have violated said Code Section 402(g) limits.


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         -       If the participant makes a timely and proper claim for refund, the claimed amount will be distributed no later than April 15 following the calendar year to which it relates adjusted for allocable income and losses.

- -        Refunds of excess 401(k) deposits which do not pass either 401(k)
         percentage test. 401(k) deposits of highly compensated employees which violate the percentage tests expressed above (and as described in Code Section 401(k)(8)(B)) shall be distributed, with allocable income or losses, to participants on whose behalf such excess 401(k) deposits were made, no later than the last day of the following plan year.

- -        The amount of excess contributions to be distributed or recharacterized will be reduced by excess deferrals previously distributed for the taxable year ending in the same plan year, and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the plan beginning in such taxable year.

12.3  401(M) DEPOSITS: LIMITS AND REFUND PROCEDURES.

- -        Limits.  The average 401(m) percentage for eligible participants who are highly compensated employees for the plan year must be equal to or less than one of the following amounts and must meet such other requirements as may be prescribed by the Secretary of the Treasury:

         - the average 401(m) percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 1.25; or

         - the average 401(m) percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 2, provided that the average 401(m) percentage for eligible participants who are highly compensated employees does not exceed the average 401(m) percentage for eligible participants who are non-highly compensated employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any highly compensated employee.

- -        Use of 401(k) amounts.  To the extent permitted by regulations, 401(k)
         contributions by non-highly compensated employees not needed to pass the 401(k) percentage tests may be used to help the plan pass the 401(m) percentage tests.

- -        Distributions of excess 401(m) deposits.  Excess 401(m) deposits with allocable income and losses shall be distributed to the participants with respect to whom the deposits were made no later than the last day of the following plan year.


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- -        Maximum distribution amount.  The excess 401(m) deposits which would otherwise be distributed to the participant shall be reduced, according to regulations, by the amount of excess 401(k) deposits distributed to the participant.

12.4  CODE SECTION 415 LIMITATIONS ON ANNUAL ADDITIONS.

- -        Maximum annual addition limit.  The maximum annual addition that may be contributed or allocated to a participant's account under this and all other defined contribution plans of the employer and all affiliated employers for any limitation year shall not exceed the lesser of:

         -       the defined contribution dollar limitation, or

         - 25 percent of the participant's net compensation, within the meaning of Section 415(c)(3) of the Code for the limitation year. The 25% of net compensation limitation referred to above does not apply to:

                 - any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition, or

                 - any amount otherwise treated as an annual addition under Section 415(l)(l) of the Code.

- -        Combined plan limits.  For any plan year, the sum of a participant's defined contribution plan fraction and his defined benefit plan fraction may not exceed 1.0. If the sum of such fractions would exceed 1.0 without the application of this section, his benefit under the defined benefit plan or plans will be reduced to a benefit that will produce a defined benefit plan fraction and a defined contribution plan fraction that equal 1.0. Defined benefit and defined contribution fractions are determined in this manner:

         - a participant's defined contribution plan fraction for any plan year is the fraction whose numerator is the sum of annual additions (as defined in Code Section 415(c)(2)) to his accounts under all qualified defined contribution plans maintained by the employer (or an affiliated company) as of the close of such plan year, and whose denominator is the sum of the lesser of the following amounts determined for such year and for each prior year of plan service with the employer: the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect for such year, or the product of 1.4 and 25% of the participant's net compensation for such year.


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         -       a participant's defined benefit plan fraction for any plan year is a fraction whose numerator is his aggregate projected annual benefit under all defined benefit plans sponsored by the employer (or an affiliated company) as of the close of such plan year, and whose denominator is the lesser of the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or the product of 1.4 and the participant's highest average net compensation as determined under Section 415(b)(1)(B) of the Code. For this purpose, the projected annual benefit of a participant means the total normal retirement benefit to which he would be entitled on the assumptions that his employment continues until his normal retirement age and his annual earnings and all other relevant factors remain the same for all future years as in the year when the projection is made.

- -        Correction.  Any allocation of employer contributions and forfeitures to a participant which exceed the permitted additions limits will be reallocated to the accounts of other participants as if they were employer contributions.


ARTICLE 13: TOP-HEAVY PLAN RULES

13.1 APPLICABILITY OF ARTICLE. This section is included in the plan to meet the requirements of Code Section 416, and the provisions of this section will be operative only if, when and to the extent that Code Section 416 applies to the plan. At such time as the requirements of Code Section 416 apply to the plan because the plan is top-heavy, the provisions of this section will apply and will govern over any contrary provision of the plan.

13.2  DEFINITIONS.

- -        The plan will be top-heavy for a plan year if, as of the determination date, the sum of the aggregate amount in the accounts of participants who are key employees exceeds 60% of such amount determined for all participants in this plan.

         - Notwithstanding the preceding paragraph, if the plan is included within a required or permissive aggregation group, the plan will be top heavy for a plan year if, as of the determination date, the sum of the aggregate amount in the accounts of participants who are key employees (including all defined contribution plans within such group) and the aggregate present value of cumulative accrued benefits of participants who are key employees (including all defined benefit plans within such group), exceeds 60% of such amount determined for all participants in all such plans.


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         -       In determining the amounts in participants' accounts and
                 present values of accrued benefits under the preceding two paragraphs, the present value of accrued benefits will be based on the actuarial assumptions used to determine the minimum funding requirements of Code Section 412(b); if there is more than one defined benefit plan in the aggregation group, each plan will use the same actuarial assumptions for purposes of the top heavy test, as determined by the actuary; distributions made during the 5 years ending on the determination date will be taken into account; rollover contributions after December 31, 1983, will be taken into account only to the extent provided in regulations under Code
                 Section 416(g)(4)(A); account balances and accrued benefit values of a person who was but no longer is a key employee will be disregarded; and account balances and accrued benefit values of any individual who has not received any compensation from an employer (other than benefits under the plan) at any time during the 5 years ending on the determination date will be disregarded.

- -        The determination date for purposes of determining whether the plan is top-heavy for a particular plan year is the last day of the preceding plan year. In the case of the first plan year, the determination date is the last day of that year.

- -        A key employee is any employee or former employee (including a beneficiary of such an employee) who at any time during the plan year or any of the four preceding plan years was:

         - an officer of the employer having annual compensation greater than 150% of the amount in effect under Section 415(c)(1)(A) of the Code for such plan year (but no more than the lesser of 50 employees or 10% of all employees will be taken into account under this paragraph as key employees);

         - one of the 10 employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in the employer but only if such employee's compensation for such plan year exceeds the amount specified in Code Section 415(c)(1)(A). For purposes of the preceding sentence, if 2 employees have the same interest in the employer, the employee having greater annual compensation from the employer shall be treated as having a larger interest;

         - a person owning (or considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the employer; or

         - a person who has annual compensation from the employer of more than $150,000 and who would be described above if 1% were substituted for 5%.


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         -       For purposes of applying Code Section 318 subparagraph (C) of
                 Code Section 318(a)(2) will be applied by substituting 5% for 50%. In addition, the rules of Code Section 414 (b), (c) and
                 (m) will not apply for purposes of determining ownership.

- -        A non-key employee is any employee or former employee (including a beneficiary of such an employee) who is not a key employee.

- -        A required aggregation group includes all qualified plans of the employer in which a key employee participates and each other qualified plan of the employer that enables any of such plans to meet the requirements of Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes (in addition to plans in a required aggregation group) any plan which the employer designates for inclusion provided that inclusion of such plan does not cause the group to fail the requirements of Section 401(a)(4) or Section 410 of the Code.

13.3 LIMIT ON COMPENSATION. For any plan year in which the plan is top-heavy, the amount of gross compensation taken into account under the plan for a participant will not exceed $150,000 (as adjusted periodically for cost-of-living changes in accordance with applicable provisions of the Code and regulations).

13.4 MINIMUM CONTRIBUTION. For any plan year in which the plan is top-heavy, the employer will make a minimum contribution on behalf of each non-key employee who participated in the plan at any time during the plan year and who is employed on the last day of the plan year equal to 3% of his gross compensation. However, the minimum contribution called for under the preceding sentence will not exceed the contribution (determined as a percentage of his gross compensation) for such plan year under this plan (and any other defined contribution plan included in an aggregation group with this plan) on behalf of the key employee for whom such contribution is the highest. Also, such minimum contribution will take into account any employer contributions allocated to a participant's accounts during such plan year, and will be reduced as permitted under regulations under Code Section 416 to reflect contributions on behalf of or benefits accrued by such non-key employee under any other plan maintained by the employer.

13.5 VESTING IN ACCOUNTS. If the plan becomes top-heavy, participants' vesting will be computed under the faster of the appropriate schedule in
Article 7 or the following:

         Years of Vesting Service                  Percent Vested
         ------------------------                  --------------
                 less than 3                               0%
                 3 or more                               100%


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

ARTICLE 14:   MISCELLANEOUS PROVISIONS

14.1 NONALIENATION OF BENEFITS. No benefit, right or interest of any person in this plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or to seizure, attachment or other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person. However, the trustees will carry out the applicable requirements of any qualified domestic relations order (as defined in Code Section 4l4(p)) received from a court. The plan administrator will establish procedures for notifying the affected member of any domestic relations order received by the plan and for determining whether any such order is a qualified domestic relations order.

14.2 PAYMENT TO MINORS AND INCOMPETENTS. If the plan administrator deems any person incapable of giving a binding receipt for benefit payments because of his minority, illness, infirmity or other incapacity, they may direct payment directly for the benefit of such person, or to any person selected by the plan administrator to disburse it. Such payment, to the extent thereof, will discharge all liability for such payment under the plan.

14.3 CURRENT ADDRESS OF PAYEE. Any person entitled to benefits is responsible for keeping the trustees informed of his current address at all times. The trustees and the employer have no obligation to locate such person, and will be fully protected if all payments and communications are mailed to his last known address, or are withheld pending receipt of proof of his current address and proof that he is alive.

14.4 EXCLUSIVE BENEFIT OF PARTICIPANTS. The plan is for the exclusive benefit of participants and their beneficiaries. Contributions are made to the trust fund by the employer and by participants for the purpose of distributing benefits to participants and their beneficiaries from the trust fund in accordance with the plan. Except as provided in Section 14.8, no part of the trust fund or any distribution from it will be used for or diverted to purposes other than for the exclusive benefit of participants and their beneficiaries and defraying those reasonable expenses of administering the plan and trust fund not paid by the employer.

14.5  PLAN DOES NOT CREATE EXTRA EMPLOYMENT RIGHTS.   The plan will not be
interpreted to give any person any benefit, right or interest except as expressly provided, or to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

14.6 APPLICATION OF PLAN'S TERMS. The benefits and rights of a participant and his beneficiaries under the plan on account of the participant's retirement, death, disability or other termination of employment will be determined in accordance with the terms of the plan that are in effect on the date of such event. This protection will not prevent the amendment or termination of the plan, however, provided that such action complies with the Code and ERISA.


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14.7  BENEFITS NOT GUARANTEED.  The employer and the trustees do not guarantee the payment of benefits. Benefits will be paid only from the assets of the trust fund and are limited to the amount of assets in the trust fund.

14.8 RETURN OF EMPLOYER CONTRIBUTIONS. Each employer contribution is conditioned upon the requirement that the amount of the contribution will be deductible under Code Section 404. If all or part of an employer contribution is made because of a mistake of fact or if the deduction under Code Section 404 of any portion of an employer's contribution is disallowed, the amount contributed because of a mistake of fact or the amount for which the deduction is disallowed will be returned to the employer (and 401(k) deposits by participants will be paid to them as wages) if the employer makes demand within the time allowed by law.

14.9  RULES OF CONSTRUCTION.

         - A word or phrase defined or explained in any section or article has the same meaning throughout the plan unless the context indicates otherwise.

         - Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

14.10 TEXT CONTROLS. Headings and titles are for convenience only, and the text will control in all matters.

14.11 APPLICABLE STATE LAW. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the State of Massachusetts.


ARTICLE 15:   CLAIMS PROCEDURE

15.1 CLAIMS REVIEW PROCEDURE. Any request for benefits (the claim) by a participant or his beneficiary (the claimant) will be filed in writing with the plan administrator. Within a reasonable period after receipt of a claim, the plan administrator will provide written notice to any claimant whose claim has been wholly or partly denied, including: the reasons for the denial, the plan provisions on which the denial is based, any additional material or information necessary to perfect the claim and the reasons it is necessary, and the plan's claims review procedure. A claimant will be given a full and fair review by the plan administrator of the denial of his claim if he requests a review in writing within a reasonable period after notification of the denial. The claimant may review pertinent documents and may submit issues and comments orally, in writing, or both. The plan administrator will render its decision on review promptly and in writing and will include specific reasons for the decision and reference to the plan provisions on which the decision is based.


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15.2  DISPUTES OVER ENTITLEMENT TO BENEFITS.  If two or more persons claim entitlement to payment of the same benefit, the plan administrator may withhold payment of such benefit until the dispute has been determined by a court of competent jurisdiction or has been settled by the persons concerned.

Executed on December _____, 1994.


UNIFIRST CORPORATION                       TEXAS INDUSTRIAL SERVICES, INC.

By:______________________________          By:__________________________________

INTERSTATE UNIFORM MANU-                   INTERSTATE NUCLEAR SERVICES CORP.
FACTURING OF PUERTO RICO, INC.


By:______________________________          By:__________________________________

MODERN COVERALL-UNIFORM                    TENNESSEE UNIFORM AND TOWEL
SUPPLY, INC.                               SERVICE, INC.

By:______________________________          By: _________________________________

TRUSTEES:



_____________________________              _____________________________________
   John B. Bartlett                                Ronald D. Croatti


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